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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48762) pertaining to the Electro-Tec Corporation Employee Retirement Benefit Plan of Kaydon Corporation of our report dated May 23, 2003, with respect to the financial statements and schedule of the Electro-Tec Corporation Employee Retirement Benefit Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


ERNST & YOUNG LLP

Detroit, Michigan
June 23, 2003